SIXTH AMENDMENT TO OFFICE LEASE

THIS SIXTH AMENDMENT TO OFFICE LEASE (this "Sixth Amendment") is made as of this 28 day of April, 2015 (the "Effective Date"), by and between IVC MERIDIAN TT 0, LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the “Original Lease"), ACP 2505 Meridian LLC ("Original Landlord") leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the “Original Premises") known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the "Building");

WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the "First Amendment"), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;

WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the "Second Amendment"), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;

WHEREAS, AREP Meridian I LLC ("AREP Ml") succeeded to the interest of Original Landlord under the Original Lease, as amended;

WHEREAS, pursuant to that certain Third Amendment to Office Lease dated March I, 2012 (the "Third Amendment"), AREP Ml and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2013;

WHEREAS, pursuant to that certain Fourth Amendment to Office Lease dated February 13, 2013 (the "Fourth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2018;

WHEREAS, pursuant to that certain Fifth Amendment to Office Lease dated July 2, 2014 (the "Fifth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the demise to Tenant of the Second Additional Premises (as more particularly described in the Fifth Amendment), upon the terms and conditions set forth in the Fifth Amendment;

WHEREAS, Landlord has succeeded to the interest of AREP MI under the Original Lease, as amended; and

WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide for: (i) the extension of the Term until the Modified Expiration Date (hereinafter defined); (ii) the demise to Tenant of the Third Additional Premises (hereinafter defined); (iii) the demise to Tenant of the Fourth Additional Premises (hereinafter defined); and (iv) the demise to Tenant of the Fifth Additional Premises (hereinafter defined), all upon the terms and conditions set forth in this Sixth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Sixth Amendment and are made a part hereof by this reference.

2.Definitions. All capitalized terms not defined in this Sixth Amendment shall have the meanings ascribed thereto in the Original Lease, as amended. As used herein and in the Original Lease, as amended (i) the term "Lease" shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment and (ii) the term "Premises" shall mean (a) for the period commencing on the Effective Date of this Sixth Amendment until the date immediately preceding the date that is the earliest to occur of(A) the TAP Commencement Date (hereinafter defined), (B) the FoAP Commencement Date (hereinafter defined) and (C) the FiAP Commencement Date (hereinafter defined), the Original Premises together with the Additional Premises and the Second Additional Premises, (b) from and after the TAP Commencement Date, the Original Premises together with the Additional Premises, the Second Additional Premises and the Third Additional Premises (it being expressly understood that if the FoAP Commencement Date and/or the FiAP Commencement Date occurs prior to the TAP Commencement Date, then the Premises shall also then include the Fourth Additional Premises and/or the Fifth Additional Premises, as applicable), (c) from and after the FoAP Commencement Date, the Original Premises together with the Additional Premises, the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises (it being expressly understood, however, that if the FoAP Commencement Date occurs prior to the TAP Commencement Date, then the Premises shall not include the Third Additional Premises until the occurrence of the TAP Commencement Date) and (d) from and after the FiAP Commencement Date, the Original Premises together with the Additional Premises, the Second Additional Premises, the Third Additional Premises, the Fourth Additional Premises and the Fifth Additional Premises (it being expressly understood, however, that if the FiAP Commencement Date occurs prior to the TAP Commencement Date and/or the FoAP Commencement Date, then the Premises shall not include the Third Additional Premises and/or the Fourth Additional Premises, as applicable, until the occurrence of the applicable commencement date for such premises).

3.Term. The Term of the Lease for the entire Premises (consisting of the Original Premises, the Additional Premises, the Second Additional Premises, the Third Additional Premises, the Fourth Additional Premises and the Fifth Additional Premises) is hereby extended and shall expire on February 28, 2021 (the "Modified Expiration Date"), unless the Term is extended or earlier te1minated in accordance with the provisions of the Lease. As used in the Lease, the term "Expiration Date" shall mean and refer to February 28, 2021.

4.	Third Additional Premises; TAP Commencement Date.

A.Subject to the terms and conditions set forth herein, from and after the TAP Commencement Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 4,191 rentable square feet of additional office space located on the second (2nd) floor of the Building (the "Third Additional Premises," as such space is shown as the shaded space on the attached Exhibit A). As of the TAP Commencement Date, the aggregate number of rentable square feet of office space demised to Tenant under the Lease (consisting of the Original Premises, the Additional Premises, the Second Additional Premises and the Third Additional Premises) shall be 22,083 (it being expressly understood that if the FoAP Commencement Date and/or the FiAP Commencement Date occurs prior to the TAP Commencement Date, then the rentable square footage of the Premises shall also then include the rentable square footage of the Fourth Additional Premises and/or the Fifth Additional Premises, as applicable).

B.As used herein, the term "TAP Commencement Date" shall be the date that Landlord delivers possession of the Third Additional Premises to Tenant. As of the Effective Date of this Sixth Amendment, it is currently anticipated that the TAP Commencement Date will occur on or about May 1, 2015. Reference is made

to the form of Declaration of TAP Commencement Date (the "TAP Declaration") attached hereto as Exhibit B.    After the TAP Commencement Date, Landlord shall complete the TAP Declaration and deliver the completed TAP Declaration to Tenant. Within five (5) days after Tenant receives the completed TAP Declaration from Landlord, Tenant shall execute and return the TAP Declaration to Landlord to confirm the TAP Commencement Date. Failure to execute the TAP Declaration shall not affect the occurrence of the TAP Commencement Date, the extension of the Term effectuated pursuant to the terms of this Sixth Amendment and/or any other term or condition of the Lease.

C.    Notwithstanding anything to the contrary contained in this Sixth Amendment, if the TAP Commencement Date has not occurred on or before May I, 2015 (the "Delay TAP Abatement Date"), then, the TAP Abatement Period (hereinafter defined) shall be extended for a number of consecutive days equal to the number of days after the Delay TAP Abatement Date that the TAP Commencement Date failed to occur. The Delay TAP Abatement Date shall be extended by one (I) day for each day that the TAP Commencement Date is delayed as the result of any event of force majeure. As used in this Paragraph 4(C) the term "force majeure" shall mean one or more of the following events: acts of the public enemy, acts of terrorism, national emergency, war, riots, epidemics, earthquakes, extreme weather events, floods, tornadoes, explosions and failure of public utilities, but only to the extent that, despite Landlord's reasonable efforts to circumvent such circumstances with alternative sources, workaround plans or other means (to the extent such efforts are reasonably practicable under the circumstances), such event delays or otherwise prevents the occurrence of the TAP Commencement Date. For the avoidance of doubt, a change in the local, national or global financial markets or Landlord's financial difficulties shall not be deemed to be a "force majeure" pursuant to this Paragraph 4(C). Landlord will promptly notify Tenant of any such force majeure and of Landlord's plans and efforts to implement a work-around (to the extent such work-around is reasonably practicable under the circumstances). In the event Landlord is able to implement a work-around, Landlord will continue to use commercially reasonable efforts to cause the occurrence of the TAP Commencement Date to the extent reasonably possible and will comply with any applicable disaster recovery obligations. To the extent the circumstances prevent Landlord from implementing a work-around, Landlord will be excused from further performance towards causing the occurrence of the TAP Commencement Date as long as the force majeure continues. Landlord will notify Tenant when the force majeure has abated.

5.	Fourth Additional Premises; FoAP Commencement Date

A.Subject to the terms and conditions set forth herein, from and after the FoAP Commencement Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 3,537 rentable square feet of additional office space located on the second (2nd) floor of the Building (the "Fourth Additional Premises," as such space is shown as the shaded space on the attached Exhibit A-1). As of the FoAP Commencement Date, the aggregate number of rentable square feet of office space demised to Tenant under the Lease (consisting of the Original Premises, the Additional Premises, the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises) shall be 25,620 (it being expressly understood, however, that (i) if the FoAP Commencement Date occurs prior to the TAP Commencement Date, then the Premises shall not include the Third Additional Premises until the occurrence of the TAP Commencement Date and (ii) if the FiAP Commencement Date occurs prior to the FoAP Commencement Date, then the Premises shall also include the Fifth Additional Premises as of the FoAP Commencement Date).

B.As used herein, the term "FoAP Commencement Date" shall be the date that Landlord delivers possession of the Fourth Additional Premises to Tenant. As of the Effective Date of this Sixth Amendment, it is currently anticipated that the FoAP Commencement Date will occur on or about May 1, 2015. Reference is made to the form of Declaration of FoAP Commencement Date (the "FoAP Declaration") attached hereto as Exhibit B-1. After the FoAP Commencement Date, Landlord shall complete the FoAP Declaration and deliver the completed FoAP Declaration to Tenant. Within five (5) days after Tenant receives the completed FoAP Declaration from Landlord, Tenant shall execute and return the FoAP Declaration to Landlord to confi1m the FoAP Commencement Date. Failure to execute the FoAP Declaration shall not affect the occurrence of the FoAP Commencement Date, the extension of the Term effectuated pursuant to the terms of this Sixth Amendment and/or any other term or condition of the Lease.

C.Notwithstanding anything to the contrary contained in this Sixth Amendment, if the FoAP Commencement Date has not occmTed on or before May I, 2015 (the "Delay FoAP Abatement Date"), then, the FoAP Abatement Period (hereinafter defined) shall be extended for a number of consecutive days equal to the number of days after the Delay FoAP Abatement Date that the FoAP Commencement Date failed to occur. The Delay FoAP Abatement Date shall be extended by one (1) day for each day that the FoAP Commencement Date is delayed as the result of any event of force majeure. As used in this Paragraph 5(C) the term "force majeure" shall mean one or more of the following events: acts of the public enemy, acts of terrorism, national emergency, war, riots, epidemics, earthquakes, extreme weather events, floods, tornadoes, explosions and failure of public utilities, but only to the extent that, despite Landlord's reasonable efforts to circumvent such circumstances with alternative sources, workaround plans or other means (to the extent such efforts are reasonably practicable under the circumstances), such event delays or otherwise prevents the occurrence of the FoAP Commencement Date. For the avoidance of doubt, a change in the local, national or global financial markets or Landlord's financial difficulties shall not be deemed to be a "force majeure" pursuant to this Paragraph 5(C). Landlord will promptly notify Tenant of any such force majeure and of Landlord's plans and efforts to implement a work-around (to the extent such work-around is reasonably practicable under the circumstances). In the event Landlord is able to implement a work-around, Landlord will continue to use commercially reasonable efforts to cause the occurrence of the FoAP Commencement Date to the extent reasonably possible and will comply with any applicable disaster recovery obligations. To the extent the circumstances prevent Landlord from implementing a work-around, Landlord will be excused from further performance towards causing the occurrence of the FoAP Commencement Date as long as the force majeure continues. Landlord will notify Tenant when the force majeure has abated.

6.	Fifth Additional Premises; FiAP Commencement Date.

A.Subject to the terms and conditions set forth herein, from and after the FiAP Commencement Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 3,433 rentable square feet of additional office space located on the third (3rd) floor of the Building (the "Fifth Additional Premises," as such space is shown as the shaded space on the attached Exhibit A-2). As of the FiAP Commencement Date, the aggregate number of rentable square feet of office space demised to Tenant under the Lease (consisting of the Original Premises, the Additional Premises, the Second Additional Premises, the Third Additional Premises, the Fourth Additional Premises and the Fifth Additional Premises) shall be 29,053 (it being expressly understood, however, that if the FiAP Commencement Date occurs prior to the TAP Commencement Date and/or the FoAP Commencement Date, then the Premises shall not include the Third Additional Premises and/or the Fourth Additional Premises, as applicable, until the occurrence of the TAP Commencement Date and/or the FoAP Commencement Date, as applicable).

B.    As used herein, the term "FoAP Commencement Date" shall mean July 1, 2015. Landlord and Tenant hereby expressly acknowledge and agree that (i) Tenant is currently in possession of the Fifth Additional Premises pursuant to that certain Deed of Sublease Agreement dated March 7, 2011, as same may have been amended (collectively, the "Existing Sublease"), by and between MDxHealth, Inc. ("MDx"), as sublandlord, and Tenant, as subtenant, the term of which expires on the date (the "Existing Sublease Expiration Date") immediately preceding the FoAP Commencement Date; and (ii) Tenant shall remain in possession of the Fifth Additional Premises from and after the Existing Sublease Expiration Date and the terms and conditions contained in the Lease shall govern Tenant's occupancy of the Fifth Additional Premises from and after the FoAP Commencement Date. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly acknowledge and agree that if Landlord's lease with MDx for the Fifth Additional Premises (the "MDx Lease") is terminated prior to the Existing Sublease Expiration Date, then, notwithstanding anything to the contrary contained herein (a) the FoAP Commencement Date hereunder shall be deemed to be the date immediately following the termination date of the MDx Lease, (b) from and after such new FoAP Commencement Date, the terms of the Lease shall govern Tenant's occupancy of the Fifth Additional Premises and (c) Landlord and Tenant shall execute an amendment to the Lease setting forth such new FoAP Commencement

Date and any other revisions to the Lease necessitated by the early termination of the MDx Lease.

7.	"As-Is" Condition; Improvements to the Premises; Refurbishment Allowance.

A.Tenant shall remain in possession of the Original Premises, the Additional Premises and the Second Additional Premises on the Effective Date of this Sixth Amendment in its then "as-is" condition, and Tenant shall remain in possession of the Fifth Additional Premises on the FiAP Commencement Date in its then "as-is" condition. Landlord shall deliver the Third Additional Premises to Tenant on the TAP Commencement Date in its then "as-is" condition, but with the base Building HVAC, electrical and plumbing systems serving the Third Additional Premises in good working order. Landlord shall deliver the Fourth Additional Premises to Tenant on the FoAP Commencement Date in its then "as-is" condition, but with the base Building HVAC, electrical and plumbing systems serving the Fourth Additional Premises in good working order. Landlord shall have no obligation to perform, or, except as expressly set forth in Paragraph 7(8), below, pay for, any work, improvements or alterations in or to the Premises in connection with this Sixth Amendment or otherwise.

B.Notwithstanding the terms of Paragraph 7(A), above, provided that Tenant is not then in default under the Lease, Landlord shall provide Tenant with a refurbishment allowance (the "Refurbishment Allowance") of up to One Hundred Eighty-One Thousand Seven Hundred Fifty Dollars ($181,750.00) to pay for costs and expenses incurred by Tenant in connection with the design and construction of improvements which Tenant desires to undertake in and to the Premises (the "Tenant Improvements"). Disbursements of the Refurbishment Allowance by Landlord ("Partial Payments") shall be made on a monthly basis, if requested in writing by Tenant, or, if not so requested, paid out by Landlord upon completion of the Tenant Improvements, and the satisfaction of the conditions set forth below, including the receipt by Landlord of final lien waivers from all general contractors, subcontractors and material suppliers who perform work or provide materials in connection therewith; provided, however, that in no event shall Landlord have any obligation to disburse any portion of the Refurbishment Allowance prior to May l, 2015. Each of Tenant's requests for a Partial Payment (the "Draw Requests") shall be accompanied by (i) the general contractor's application for payment (including, if applicable, an architect's certification thereof) setting forth a detailed description of the work completed (including the percentage of the total job which the work with respect to which the contractor seeks payment represents) and the total cost of such work; (ii) invoices for design, architectural or permit costs incurred by Tenant, if applicable; (iii) a written approval by Tenant of the contractor's application of payment and the work performed by the contractor(s), if applicable; and (iv) partial lien waivers (or, with respect to the final Draw Request, final lien waivers) and releases of mechanic's and materialmen's liens from the general contractor, subcontractors and material suppliers providing work or services in or to the Premises. Landlord shall make Partial Payments of the Refurbishment Allowance within forty-five (45) days after receipt of a Draw Request from Tenant, provided that such Draw Request is accompanied by all applicable information and documentation set forth in (i)-(iv), above, and further provided that Landlord shall have no obligation to make more than one (I) such disbursement in any forty-five (45) day period. Tenant's final Draw Request shall include a certificate of substantial completion prepared by Tenant's architect, if applicable, and shall also include all applicable final lien waivers. Notwithstanding the foregoing, in no event shall Landlord be obligated to pay, in the aggregate, an amount in excess of eighty percent (80%) of the Refurbishment Allowance prior to Landlord's receipt of Tenant's final Draw Request given in accordance with the terms of this Paragraph 7(B). Prior to undertaking any Tenant Improvements in the Premises, Tenant shall submit to Landlord for its approval full working drawings (the "Working Drawings") depicting all of the Tenant Improvements which Tenant desires to install in the Premises. All Working Drawings depicting the Tenant Improvements to be constructed in or to the Premises shall be subject to approval by Landlord, which approval shall be granted or withheld in accordance with the terms of Article 9 of the Original Lease (captioned, "Alterations and Liens"). The Tenant Improvements shall be constructed (I) in a good and workmanlike manner, (2) in strict accordance with the terms and conditions of the Lease, including but not limited to the terms and conditions of Article 9 of the Original Lease (provided, however, that the Landlord fee set forth in Paragraph 9.E of the Original Lease shall equal two percent (2%) of the cost of the Tenant Improvements) and (3) by a licensed contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any portion of the Refurbishment Allowance with respect to which Tenant fails to submit to Landlord a Draw Request on or before October 31, 2016 shall be retained by Landlord.

8.	Base Rent.

A.From and after the Effective Date of this Sixth Amendment until April 30, 2015, Tenant shall continue to pay Landlord Base Rent for the Original Premises, the Additional Premises and the Second Additional Premises pursuant to the terms and conditions of the Original Lease, as amended. Notwithstanding anything to the contrary contained in the Original Lease, as amended, from and after May I, 2015, and thereafter on the first day of each and every calendar month during the Term, Tenant shall pay Landlord Base Rent for the Original Premises, the Additional Premises and the Second Additional Premises only (which space consists of approximately 17,892 RSF in the aggregate) in the following amounts, in equal monthly installments, in advance, as follows:

.··.Period .	Base Rent Per Square Foot	Base Rent. ...·	Monthly Base . Rent
5/1/15-2/29/16	$20.50	$366,786.00*	$30,565.50
3/1/16-2/28/17	$21.01	$375,910.92	$31,325.91
3/1/17-2/28/18	$21.54	$385,393.68	$32,116.14
3/1/18 -2/28/19	$22.08	$395,055.36	$32,921.28
3/1/19-2/29/20	$22.63	$404,895.96	$33,741.33
3/1/20-2/28/21	$23.19	$414,915.48	$34,576.29
[*on an annualized basis]

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 8(A) in accordance with the terms and conditions of the Lease.

B.Subject to the terms of Paragraph 8(C), below, from and after the TAP Commencement Date, and thereafter on the first day of each and every calendar month during the Term, Tenant shall pay Landlord Base Rent for the Third Additional Premises only in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per .· Square Foot	Base Rent· ··.. .	Monthly :Base . .. ·.Rent
TAP Commencement Date -2/29/16	$20.50	$85,915.56*	$7,159.63
3/1/16-2/28/17	$21.01	$88,052.88	$7,337.74
3/1117-2/28/18	$21.54	$90,274.20	$7,522.85
3/1/18-2/28/19	$22.08	$92,537.28	$7,711.44
3/1/19-2/29/20	$22.63	$94,819.68	$7,901.64
3/1/20-2/28/21	$23.19	$97,189.32	$8,099.11
[*on an annualized basis]

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 8(B) in accordance with the terms and conditions of the Lease.

C.Notwithstanding anything to the contrary contained in Paragraph 8(B), above, provided Tenant is not in default of the Lease, Landlord shall abate the Base Rent payable by Tenant with respect to the Third

Additional Premises only for the period (the "TAP Abatement Period") beginning on the TAP Abatement Period Commencement Date (hereinafter defined) and ending on the date which is the last day of the fifth (5th) full calendar month following the TAP Abatement Period Commencement Date. As used herein the term "TAP Abatement Period Commencement Date" means the TAP Commencement Date; provided, however, that if the TAP Commencement Date does not occur on the first day of a calendar month, then the TAP Abatement Period Commencement Date shall mean the first day of the first full calendar month following the calendar month in which occurred the TAP Commencement Date.

D.Subject to the terms of Paragraph 8(E), below, from and after the FoAP Commencement Date, and thereafter on the first day of each and every calendar month during the Term, Tenant shall pay Landlord Base Rent for the Fourth Additional Premises only in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per .· Square Foot	Base Rent· ··.. .	Monthly :Base . .. ·.Rent
FoAP Commencement Date -2/29/16	$20.50	$72,508.56*	$6,042.38
3/1/16-2/28/17	$21.01	$74,312.40	$6,192.70
3/1117-2/28/18	$21.54	$76,187.04	$6,348.92
3/1/18-2/28/19	$22.08	$78,096.96	$6,508.08
3/1/19-2/29/20	$22.63	$80,042.28	$6,670.19
3/1/20-2/28/21	$23.19	$82,023.00	$6,6835.25
[*on an annualized basis]

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 8(D) in accordance with the terms and conditions of the Lease.

E.Notwithstanding anything to the contrary contained in Paragraph 8(D), above, provided Tenant is not in default of the Lease, Landlord shall abate the Base Rent payable by Tenant with respect to the Fourth Additional Premises only for the period (the "FoAP Abatement Period") beginning on the FoAP Abatement Period Commencement Date (hereinafter defined) and ending on the date which is the last day of the fifth (5th) full calendar month following the FoAP Abatement Period Commencement Date.    As used herein the term "FoAP Abatement Period Commencement Date" means the FoAP Commencement Date; provided, however, that if the FoAP Commencement Date does not occur on the first day of a calendar month, then the FoAP Abatement Period Commencement Date shall mean the first day of the first full calendar month following the calendar month in which occurred the FoAP Commencement Date.

F.From and after the FiAP Commencement Date, and thereafter on the first day of each and every calendar month during the Term, Tenant shall pay Landlord Base Rent for the Fifth Additional Premises only in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per Square Foot	Base Rent	Monthly Base Rent ·
7/l/15- 2/29116	$20.50	$70,376.52*	$5,864.71
3/l/l6-2/28/l7	$21.01	$72,127.32	$6,010.61
3/l/l7-2/28/l8	$21.54	$73,946.88	$6,162.24
3/1/18-2/28119	$22.08	$75,800.64	$6,316.72
3/l/19- 2/29/20	$22.63	$77,688.84	$6,474.07
3/l/20- 2/28/21	$23.19	$79,611.24	$6,634.27
[*on an annualized basis]

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 8(F) in accordance with the terms and conditions of the Lease.

9.	Tenant's Share of Increases in Taxes and Expenses.

A.From and after the Effective Date of this Sixth Amendment until April 30, 2015, Tenant shall continue to pay Landlord Tenant's New Share (as defined in the Fifth Amendment) of increases in Taxes and Expenses with respect to the Original Premises, the Additional Premises and the Second Additional Premises in accordance with the terms of the Original Lease, as amended.

B.Notwithstanding anything to the contrary contained in the Original Lease, as amended, Landlord and Tenant hereby expressly acknowledge and agree that (i) commencing on January I, 2016, and continuing thereafter during the balance of the Term, Tenant shall pay Landlord, in accordance with the terms of the Lease (I) Tenant's New Share of Taxes in excess of the Taxes incurred during the Sixth Amendment Base Tax Year (hereinafter defined) and (2) Tenant's New Share of Expenses in excess of the Expenses incurred during the Sixth Amendment Base Expense Year (hereinafter defined), (ii) as used herein (x) the term "Sixth Amendment Base Tax Year" means calendar year 2015, and (y) the term "Sixth Amendment Base Expense Year" means calendar year 2015, (iii) from and after the TAP Commencement Date, "Tenant's New Share" shall be increased by 9.92% to reflect the addition of the Third Additional Premises, (iv) from and after the FoAP Commencement Date, "Tenant's New Share" shall be increased by 8.36% to reflect the addition of the Fourth Additional Premises and (v) from and after the FiAP Commencement Date, "Tenant's New Share" shall be increased by 8.13% to reflect the addition of the Fifth Additional Premises and (vi) from and after the occurrence of all of the TAP Commencement Date, the FoAP Commencement Date and the FiAP Commencement Date, "Tenant's New Share" shall equal 68.74%.

l0.    Must-Take Space.

A.If the term of the lease for the current tenant of the Must-Take Space (hereinafter defined) is not renewed or otherwise extended beyond the current expiration date of July 31, 2016 (the "Must-Take Space Condition"), then, Landlord and Tenant hereby acknowledge and agree that Landlord shall lease to Tenant, and Tenant shall lease from Landlord, for a term commencing on the Must-Take Space Commencement Date (hereinafter defined) and ending on the Expiration Date (but subject to extension pursuant to the terms of Paragraph II, below), approximately 7,202 rentable square feet of office space located on the second (2"d) floor of the Building (the "Must-Take Space," as shown as the shaded space on the attached Exhibit A-2). If the Must-Take Space Condition occurs, Landlord shall notify Tenant thereof, and, promptly after the expiration or earlier termination of the term of the lease of the current tenant of the Must-Take Space, Landlord shall use commercially reasonable efforts to regain possession of the Must-Take Space and deliver same to Tenant. As used herein, the term "Must-Take Space Commencement Date" shall mean the date Landlord delivers the Must-Take Space to Tenant.

B.Landlord shall deliver the Must-Take Space to Tenant in its "as-is" condition, but with the base Building HVAC, electrical and plumbing systems serving the Must-Take Space in good working order, without (i) any obligation on Landlord's part to undertake or, except as set forth in this Paragraph I 0, pay for, any improvements or alterations therein; or (ii) except as otherwise expressly set forth in this Paragraph I 0, any representations or warranties regarding the condition thereof. Notwithstanding the foregoing, Landlord shall provide Tenant with a tenant improvement allowance for the Must-Take Space in an amount per rentable square foot of the Must-Take Space equal to the product obtained by multiplying (i) Six and 251100 Dollars ($6.25) (i.e., the Refurbishment Allowance per rentable square foot of the Premises) by a fraction, the numerator of which is the number of months remaining in the Term as of the Must-Take Space Commencement Date, and the denominator of which is seventy (70).

C.Effective as of the Must-Take Space Commencement Date, but subject to the terms of this Paragraph IO(C), Tenant shall pay Base Rent to Landlord for the Must-Take Space ("Must Take Space Annual Base Rent") in amounts (on a per rentable square foot basis) equal to the Base Rent then payable by Tenant for the remainder of the Premises. The Must-Take Space Annual Base Rent shall increase at the same time, and in the same manner as, the Base Rent for remainder of the Premises increases pursuant to the terms of the Lease. Notwithstanding the foregoing, and provided that Tenant is not then in default of the Lease, Landlord shall provide Tenant with an abatement of Base Rent for the Must-Take Space for a period of calendar months following the Must-Take Space Commencement Date equal to the product obtained by multiplying (i) Five (5) (i.e., the number of calendar months of Base Rent abated with respect to the Third Additional Premises and the Fourth Additional Premises) by a fraction, the numerator of which is the number of months remaining in the Term as of the Must-Take Space Commencement Date, and the denominator of which is seventy (70) (it being expressly understood that such product may not result in a whole number, in which event Base Rent for such partial month shall be partially abated [i.e., if such product is equal to 3Y, months, then Base Rent for such fourth (4'") month shall be abated by 50%]).

D.From and after the Must-Take Space Commencement Date (and provided that all of the TAP Commencement Date, the FoAP Commencement Date and the FiAP Commencement Date have previously occurred): (i) the aggregate number of rentable square feet demised under the Lease shall be 36,255; (ii) wherever the term "Premises" appears in this Lease, it is hereby deemed to mean the entire 36,255 rentable square feet (consisting of the Original Premises, the Additional Premises, the Second Additional Premises, the Third Additional Premises, the Fourth Additional Premises and the Must-Take Space); and (iii) Tenant's New Share shall be increased by seventeen and four hundredths percent (17.04%) to reflect the addition of the Must-Take Space.

E.If the Must-Take Space Condition occurs, and Landlord's delivery of the Must- Take Space to Tenant is delayed for any reason, Tenant shall remain obligated to lease the Must-Take Space from Landlord pursuant to the terms of this Paragraph I 0 and Tenant shall have no claim against Landlord by reason of any such delay. Tenant hereby acknowledges and agrees that Landlord's obligation to deliver the Must-Take Space to Tenant is expressly, contingent upon (i) the occurrence of the Must-Take Space Condition and (li) the subsequent surrender to Landlord of the Must-Take Space by the current tenant thereof. Notwithstanding anything to the contrary contained in this Paragraph 10, Tenant shall not be required to lease the Must-Take Space unless (a) Landlord notifies Tenant on or before June 30,2016 that the Must-Take Space Commencement Date will occur on or before January l, 2017 and (b) the Must-Take Space Commencement Date occurs on or before January l, 2017. Landlord shall use commercially reasonable efforts, exercised in good faith, to deliver the Must-Take Space to Tenant on or before January I, 2017; provided, however, that Tenant hereby expressly acknowledges and agrees that such commercially reasonable efforts by Landlord shall take into consideration the fact that the current tenant of the Must-Take Space has the right to renew the term of its lease at the Building beyond the current expiration date of July 31, 2016.

F.In the event Tenant refuses to accept delivery of the Must-Take Space on the Must-Take Space Commencement Date, time being of the essence, such refusal shall constitute an immediate Default of the Lease, whereupon Landlord may elect to (i) pursue all of its remedies as provided in the Lease, at law or in equity; and/or (ii) lease the Must-Take Space (or any portion thereof) to any person or entity of Landlord's choice on whatever terms and conditions Landlord elects in its sole discretion.

G.Landlord and Tenant shall co-operate in good faith in order to execute an amendment modifying the Lease to incorporate the Must-Take Space into the remainder of the Premises in accordance with the terms of this Paragraph I 0, provided, however, that the failure by any party to execute such amendment shall not nullify Tenant's obligation to lease the Must-Take Space pursuant to the terms of this Paragraph 10 or any other term or condition of this Paragraph 10.

11.Option to Extend Term.

A.Tenant shall have and is hereby granted the option to extend the Term hereof for the entire Premises then being leased by Tenant for one (I) period of five (5) years (the "Sixth Extension Period") provided that: (i) Tenant delivers written notice (the "Extension Notice") to Landlord, no earlier than twelve (12), and no later than nine (9), months prior to the Expiration Date, time being of the essence, of Tenant's irrevocable election to exercise such extension option; (ii) no default by Tenant under the Lease exists at the time of Landlord's receipt of the Extension Notice or as of the first day of the Sixth Extension Period; and (iii) Tenant has not assigned its interest in the Lease (other than to a Qualified Tenant Affiliate) or sublet more than twenty percent (20%) of the Premises (other than to a Qualified Tenant Affiliate).

B.All terms and conditions of the Lease shall remain in full force and effect during the Sixth Extension Period, except that Base Rent (on a per rentable square foot basis) payable during the Sixth Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Sixth Extension Period. As used herein, the term "Fair Market Rental Rate" shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease for comparable space as to location, configuration, size and use, in a comparable building as to quality, age, reputation and location in the Raleigh I Durham, North Carolina area, which Fair Market Rental Rate shall take into consideration any then applicable market tenant concessions for renewal tenants with credit similar to the credit of Tenant at the time of the determination of the Fair Market Rental Rate.

C.Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the Sixth Extension Period for a period of thirty (30) days after the date on which Landlord receives the Extension Notice from Tenant. In the event Landlord and Tenant are unable to agree upon the Base Rent for the Sixth Extension Period within said thirty (30)-day period, the Fair Market Rental Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the "Third Broker"). Each real estate broker so selected shall be licensed in the State of North Carolina as a real estate broker specializing in the field of office leasing in the Raleigh I Durham, North Carolina area, having no fewer than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (I 0) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate. The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord's broker or Tenant's broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the "Closest Determination"). The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

D.Should the Term be extended hereunder for the Sixth Extension Period, Tenant shall, if required by Landlord, execute an amendment (the "Extension Amendment") modifying the Lease within twenty (20) days after Landlord drafts and presents same to Tenant, which amendment shall accurately set fmth the Base Rent for each year of the Sixth Extension Period (as determined pursuant to the terms of this Paragraph 11) and any other economic terms and provisions in effect during the Fifth Extension Period mutually agreeable to Landlord and Tenant. Should Tenant fail to execute the Extension Amendment within such twenty (20) days period, time being of the essence, Tenant's right to extend the Term for the Sixth Extension Period shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion. Landlord and Tenant shall cooperate and negotiate in good faith to agree upon and execute the Extension Amendment within such twenty (20) day period.

E.As of the Effective Date of this Sixth Amendment, Paragraph 8 of the Fifth Amendment (captioned, "Option to Extend Term") is hereby deleted in its entirety and is of no further force and effect.

12.Brokers. Landlord and Tenant recognize American Real Estate Partners Management LLC and CBRE, Inc. (collectively, "Landlord Broker"), as Landlord's agent, and Cushman & Wakefield I Thalhimer ("Tenant Broker"), as Tenant's agent, with respect to this Sixth Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and each of Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Sixth Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

13.Exterior Building Sign. Landlord hereby acknowledges and agrees that as of the Effective Date of this Sixth Amendment, Tenant retains the right to install the Exterior Building Sign, subject to, and in accordance with, the provisions of Paragraph 10 of the Fifth Amendment (captioned, "Exterior Building Sign"). After Landlord has approved Tenant's proposed Exterior Building Sign and the contractor retained by Tenant to install the Exterior Building Sign, all in accordance with the terms of Paragraph 10 of the Fifth Amendment, Landlord shall, if requested in writing by Tenant and at Tenant's sole cost and expense, obtain on Tenant's behalf, all necessary governmental permits, licenses and approvals required for the installation of the Exterior Building Sign. If applicable, Tenant shall cooperate with Landlord, at Tenant's sole cost and expense, in connection with Landlord's efforts to obtain such permits, licenses and approvals.

14.Right of First Offer Space. Landlord and Tenant hereby expressly acknowledge and agree that, as of the Effective Date of this Sixth Amendment, neither the Third Additional Premises, nor the Fourth Additional Premises, shall be deemed to be Right of First Offer Space pursuant to the terms of Paragraph 9 of the Fifth Amendment (captioned, "Right of First Offer"). In addition, upon the occurrence of the Must-Take Space Commencement Date, if applicable, the Must-Take Space shall no longer be deemed Right of First Offer Space pursuant to the terms of Paragraph 9 of the Fifth Amendment. Landlord hereby acknowledges and agrees that as of the Effective Date of this Sixth Amendment, Tenant's retains its rights to lease Right of First Offer Space, subject to, and in accordance with, the provisions of Paragraph 9 of the Fifth Amendment, as amended by the terms of this Paragraph 14.

15.Memorandum of Lease. Upon request of Tenant, Landlord shall execute a recordable memorandum of lease, in the form attached to this Sixth Amendment as Exhibit C, which memorandum of lease shall be prepared and recorded in the public record at Tenant's sole cost and expense.

16.After-Hours HVAC Charge. Landlord and Tenant hereby expressly acknowledge and agree that, as of the Effective Date of this Sixth Amendment, and notwithstanding anything to the contrary contained in the Original Lease, as amended, the current rate for the provision by Landlord of after-hours HVAC service to the Premises if Forty Dollars ($40.00) per hour, per floor.

17.Counterpart Copies. This Sixth Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Sixth Amendment.

18.Miscellaneous. This Sixth Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

19.Ratification. Except as expressly amended by this Sixth Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the patties hereto have executed this Sixth Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

IVC MERIDIAN TT 0, LLC,
a Delaware limited liability company

EXHIBIT A

FLOOR PLAN OF THIRD ADDITIONAL PREMISES

EXHIBIT A-1

FLOOR PLAN OF FOURTH ADDITIONAL PREMISES

EXHIBIT A-2

FLOOR PLAN OF FIFTH ADDITIONAL PREMISES

EXHIBIT A-3

FLOOR PLAN OF MUST-TAKE SPACE

l

EXHIBITB

DECLARATION OF TAP COMMENCEMENT DATE

This Declaration of TAP Commencement Date is made as of    , 201 , by and between IVC MERIDIAN TT 0, LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant"), who agree as follows:

1.Landlord and Tenant entered into that certain Sixth Amendment to Office Lease Agreement dated , 2015 (the "Sixth Amendment"), in which Landlord leased to Tenant, and Tenant leased from Landlord, certain Third Additional Premises described therein in the office building located at 2505 Meridian Parkway, Durham, North Carolina (the "Building"). All capitalized terms herein are as defined in the Sixth Amendment.

2.Pursuant to the Sixth Amendment, Landlord and Tenant agreed to and do hereby confirm that the TAP Commencement Date is ____________    2015.

3.	Tenant confirms that:

a.	it has accepted possession of the Third Additional Premises as provided in the Sixth Amendment;

b.	Landlord is not required to perform any further work or furnish any further improvements to the Third Additional Premises under the Lease;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

d.	the Lease is in full force and effect and has not been modified, altered, or amended, except as follows:___________________________ ; and

e.	there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4.The provisions of this Declaration of TAP Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of the Lease.

[signatures appear on the following page]

LANDLORD:

IVC MERIDIAN TT 0, LLC, a Delaware limited liability company

By:_________________________
Name:
Title:

TENANT:

EXHIBIT B-1

DECLARATION OF FoAP COMMENCEMENT DATE

This Declaration of FoAP Commencement Date is made as of , 201_, by and between IVC MERIDIAN TT 0, LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant"), who agree as follows:

I. Landlord and Tenant entered into that certain Sixth Amendment to Office Lease Agreement dated , 2015 (the "Sixth Amendment"), in which Landlord leased to Tenant, and Tenant leased from Landlord, certain Fourth Additional Premises described therein in the office building located at 2505 Meridian Parkway, Durham, North Carolina (the "Building"). All capitalized terms herein are as defined in the Sixth Amendment.

1.Pursuant to the Sixth Amendment, Landlord and Tenant agreed to and do hereby confirm that the FoAP Commencement Date is    , 2015.

2.	Tenant confirms that:

a.	it has accepted possession of the Fourth Additional Premises as provided in the Sixth Amendment;

b.	Landlord is not required to perform any further work or furnish any further improvements to the Fourth Additional Premises under the Lease;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

d.	the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: ; and

e.	there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

3.The provisions of this Declaration of FoAP Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of the Lease.

[signatures appear on the following page]

LANDLORD:

IVC MERIDIAN TT 0, LLC, a Delaware limited liability company

By:______________________________
Name:
Title:

TENANT:

EXHIBITC

FORM OF MEMORANDUM OF LEASE

PREPARED BY AND
AFTER RECORDING MAIL TO:

Memorandum of Lease

This Memorandum of Lease (this "Memorandum") dated as of ________, 201_, is made by and between IVC Meridian TT 0 LLC, a Delaware limited liability company ("Landlord"), and Chimerix, Inc., a Delaware corporation ("Tenant").

RECITALS:

A.By that certain Office Lease dated September I, 2007, as amended (collectively, the "Lease"), by and between Landlord and Tenant, Landlord leases to Tenant, and Tenant leases from Landlord, the premises containing approximately 29,053 rentable square feet, as more particularly described in the Lease (the "Premises"), in the building owned by Landlord and having a street address of 2505 Meridian Parkway, Durham, North Carolina (the "Building"). The Building is located upon the land described on Exhibit A attached hereto and incorporated herein by this reference (the "Land").

B.Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C.Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

I.    Premises.    For and in consideration of the rents reserved and the covenants and agreements contained in the Lease, Landlord has leased unto Tenant, and Tenant has leased from Landlord, the Premises.

1.Lease Term. The term of the Lease expires on February 28, 2021.

2.	Intentionally Omitted.

3.Subordination. The Lease is, by its terms, subordinate to each mortgage or deed of trust which may now or hereafter encumber the Land and to all renewals, modifications, consolidations, replacements and extensions thereof.

4.Conflict with Lease. If there is any conflict between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall control.

5.Termination of Memorandum. In consideration of the rights granted to Tenant under the Lease, Tenant has agreed that this Memorandum shall terminate ipso facto on the earlier of the termination of the Lease or the expiration of the term of the Lease. This clause shall be self-operative and no further instruments are required to effectuate such termination, provided, however, that Tenant agrees to execute and file a termination of this Memorandum upon Landlord's request.

(Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first written above.

LANDLORD:

IVC MERIDIAN TT 0, LLC,
a Delaware limited liability company

TENANT:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND